UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2013

Gold Hill Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Pkwy #500,		89169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702)-990-3909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.01 Changes in Control of Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.06 Change in Shell Company Status.

On May 31, 2013, Gold Hill entered into an Agreement and Plan of Merger (“Merger Agreement”) with AL Merger Corporation, an Oregon corporation and wholly-owned subsidiary of Gold Hill (“MergerCo”), Accurate Locators and Wayne Good (“Good” and together with Accurate Locators, the “Good Parties”). The closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Merger”) occurred on June 13, 2013.  At the Closing, (i) MergerCo was merged with and into Accurate Locators; (ii) Accurate Locators became our wholly-owned subsidiary; (iii) all of Accurate Locators’ shares prior to the Merger were exchanged for comparable securities of our company; and (iv) 95% of our shares were owned by Accurate Locators’ former shareholders.  At the Closing, we issued to Accurate Locators’ former shareholders, in exchange for the equity of Accurate Locators prior to the Merger, 29,732,000 shares of our common stock.  As a result of the Merger we are solely engaged in Accurate Locators’ business, Accurate Locators’ officers became our officers and our director remained as the only director.  The issuance of the shares of our common stock to Accurate Locator’s former stockholders is intended to be exempt from registration under Rule 506 promulgated under the Securities Act.

On May 31, 2013, Gold Hill also entered into an Assignment and License Agreement with Good pursuant to which Good will, as of the effective time of the Merger, contribute certain intellectual property and related rights which are currently owned by him to Gold Hill and assign to Gold Hill. Good contributed all shares of the capital stock of Imaging Locators. Additionally, Good transferred Micro Gold Claims by Murphy Creek, Oregon and GHR Claims by Pahrump, Nevada (“Claims”) to Gold Hill. These transactions were completed at the Closing. The certain intellectual property and related rights consists of trade secrets relating to ground penetrating radar, three trademarks and patent application related to blanket antenna technology.

We are presently authorized under our certificate of incorporation, as amended to date, to issue 200,000,000 shares of common stock.  As of the Closing, we had 31,315,954 shares of common stock issued and outstanding, of which 29,732,000 shares were owned by Accurate Locators’ former shareholders, representing approximately 95% of the outstanding shares of our common stock immediately following the Merger, and 1,600,000 shares were owned by our existing stockholders, representing approximately 5% of the outstanding shares of our common stock.

Except for the Merger Agreement and the transactions contemplated by that agreement, neither Accurate Locators, nor its directors, officers and shareholders had any material relationship with our company.

Effective as of the Closing, we appointed Wayne Good as Chief Executive Officer. The following persons serve as our executive officers and directors:

Name	Age	Position
Wayne Good	68	Chief Executive Officer

Chaslav Radovich	54	President

Mark Flanagan	53	Vice President and Secretary

Eric Stoppenhagen	39	Director and Chief Financial Officer

In our Current Report on Form 8-K dated May 31, 2013, we reported the execution of the Merger Agreement and Assignment and License Agreement and included a copy of the Merger Agreement therein as Exhibit 2.1 and 10.1, respectively.

General

Gold Hill Resources, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on March 2, 2001. Prior to June 13, 2013, the completion date of the Merger, we were a public “shell” company with nominal assets.  On June 4, 2013, the Company completed a private placement offering to certain institutional and accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 950,200 shares of the Company’s common stock resulting in gross proceeds of $283,173 to the Company. The Company intends to use proceeds of the offering for working capital and to develop its element detecting technologies. The Company has no material relationship with any of the accredited investors participating in the private placement offering other than in respect of the Subscription Agreements.

As a result of the Merger, we are solely engaged in Accurate Locators’ business.  With respect to this discussion, the terms “we,” “us,” “our” and “our company” refer to Gold Hill Resources, Inc., a Nevada corporation and its wholly-owned subsidiaries Accurate Locators, Inc., an Oregon corporation incorporated on October 20, 1997 and Imaging Locators, Inc., a Nevada corporation incorporated on June 28, 2004.

Gold Hill Resources, Inc. is engaged in the mining and mineral detection technology via our wholly owned subsidiary Accurate Locators, Inc. Utilizing our evolving technology in metal detection products, we plan to identify potential acquisition and partnership opportunities within the precious metals mining sector in addition to the core business of Accurate Locators manufacturing and distribution business of metal detection products and systems.

Accurate Locators is a leading all-purpose manufacturer of high end metal detector and a value added reseller of lower end metal detectors from Fischer, Garrett, Minelab and Whites. Accurate Locators has been providing several industry benchmark metal detectors for treasure hunting, gold and royal metal prospecting, forensic and military applications and also for locating under-ground utilities. The products have been used by mining operators, treasure hunters and various sectors of the US Government, including the military branches. Our client list includes the following: Westinghouse, Bureau of Land Management, Bechtel, Graybar, General Services Administration (GSA) and U.S. Army, Navy and Marines. We are not dependent one or a few major customers. Additionally, we do not have any contracts or agreement with any parties noted in the client list.

High-end assemblies are completed at Accurate Locators offices and warehouse located at 1383 2nd Avenue, Gold Hill OR 97525. These high-end assemblies are systems and detectors owned and developed exclusively by Accurate Locators. We also sell low-end hand-held detectors (hobbyists) which are manufactured by other metal detection companies, such as Whites, Garrett, Bounty Hunter and Tesoro. We are a value added reseller of these low-end units.

We outsource our product development using several key engineering partners with regards to the software coding and product development. Their work and finished components are manufactured by these engineering partners and then shipped to our facilities for final assembly. These components are outsourced and made by our partners exclusively for Accurate Locators in order to assemble our OEM products.

We are engaged in several research and development projects; we are evolving our current ground penetrating radar, induced polarization, pulse induction and other metal detection systems. We filed our first provisional patent on our blanket antenna technology on November 12, 2012. We also plan to file several additional patents in the next twelve months; which will further enhance and protect our intellectual property portfolio and greatly improve on our detection systems capabilities, thus positioning the Company to capture greater market share in the geophysics sector.

Description of the Business

Our Company manufactures various unique detection instruments that are used by mining operations, treasure hunters, and various sectors of the US government. These instruments include a recently released patent pending polyurethane blanket coil that is used with our Pulse Induction (“PI”) for subsurface metal detection. Our blanket antenna technology is unique because it enables the operator to detect precious metals and other target objects while traveling up to five miles per hour on land or water, covering greater territory in shorter time.

We plan to integrate the blanket coil device as a value-add accessory with other manufactures of metal detector products available in the market today. We have received numerous customer requests regarding adapting our blanket coil to their current metal detection system. Our plan is to work directly with other manufacturers to adapt our blanket coil to their metal detectors. The blanket coil is currently available in several different sizes, ranging from our smallest 18-inch blanket to our largest 6-foot wide blanket.

We also manufacture a series of other metal detection devices that we market and sell globally both on a retail and wholesale distribution basis. These devices or systems include PI, which transmits a pulse that causes an eddy current signaling a change. It provides back both an audio and visual response which indicates there is a high degree of probability that there is metal, or some other object in the subject ground.

We are currently developing a metal detector which is a ground resistance machine that measures resistance through an ohms meter called Accumeter. The Accumeter sends a carrier wave through an array of ground steel copper-coated rods. It reads between two ground rods at a time, showing the ohms of resistance. When you have a conductive environment, the ohm reader shows less resistance, which provides a good indication that metals are present in the ground being surveyed. If the resistance reads high on the ohm meter that indicates the high probability of the presence of a tunnel/cave or void in the ground area.

We also offer our own line of Advanced 3-D Imaging systems. These instruments enable a user to survey underground deposits and voids. They come equipped with customized designed software and include our own manufactured sensors. The principal upon which these devices work are similar to a magnetometer. A user is able to save a scan of the area of interest in the laptop device, which they can transfer or print from a computer for further evaluation or presentation purposes. There are many built-in features in the software that allows the user to bring out target areas of interest for more complete evaluation of the anomaly being surveyed underground.

Our Company’s research and development team is currently developing several geophysical detection technologies. Our products will potentially include the following: element specific Ground Penetrating Radar (“GPR”), and Induced Polarization, which can be integrated into our Advanced 3-D Imaging software. Our technology takes advantage of "real time" imaging analysis. In addition, we are in development stage of our own GPR instrument that can detect an object of interest on the first pass by a unique algorithm and patented hardware that uses diverse frequencies with extremely hi-resolution visual imaging technology.

Our Technology

Our Company is developing technology that will enable the mining, treasure hunting, forensic, and underground utility sectors to locate a specific metal, mineral or object buried underground by combining several evolving and enhanced technologies into one system. Our advanced imaging systems were initially developed by top research labs and institutes of higher learning. Our research and development team is currently developing and improving the above technology in order to bring new ground breaking products to markets. Research and development costs for Accurate Locators and Imaging Locators were $133,000 and $88,690 for the years ended October 31, 2012 and 2011, respectively.

We are currently working on technology related to Ground Penetrating Radar (GPR), Advanced Geophysical Receiver (AGR), Induced Polarization (IP), Advanced 3D Imaging, magnetometer and Pulse Induction (PI) for future products. These synergistic technologies provide dual and triple verification for validation purposes in underground metal detection. We have currently started production of our new motherboards. We expect our new GPR, AGR, IP and PI products will be finalized and available in the first half of 2014.

Our detailed research indicates the industry as a whole is due for a major upgrade in geophysical detection equipment. More specific is the growing demand for systems that can detect element specific minerals and metals underground before digging. To increase sensitivity and precision accuracy of our equipment, we have contracted the services of Robert Decesari a seasoned Sr. Radio Frequency Engineer and Senior Naval Officer. Robert is a Professional Engineer, with over 30 years’ experience and an expert in direction finding receivers used both on water and sub-surface detection. Recently retired from the Navy, he was the Commander of RF communications for Naval, Central Command and all our ships and submarines globally.

Gold Hill Resources is an eco-friendly technology Company that seeks to provide equipment for underground pinpoint detection of precious metals, underground utilities, various underground treasures as well as locating underground caves and caverns. Our Company will assist mining companies and treasure hunters in locating potential rich ore deposits or valuable and ancient treasures underground. A specific goal is to provide new cutting edge technology that will help mining companies reduce their huge capital expenditures that are incurred during early stage mining exploration and subsequent mining operations. In addition, we look to reduce the environmental impact, thus reducing the ecological footprint.

Mining Properties

Micro Gold Mine is a claimed mine located in Jackson County, Oregon on a 20-acre parcel of land. This property is currently claimed by Wayne Good and is part consideration of the purchase and roll-up of Accurate Locators as a wholly owned subsidiary of Gold Hill Resources. This property is without known reserves. The is a load claim, unpatented and on federal land filed in Jackson County, Oregon ORME 169066. This is a one year claim and extends based upon assessment work and payments which has been completed for 2013. The claim has road access and with no power or water that can be utilized on the property. To date we have conducted electronic prospecting. Currently, there is no infrastructure on the site. Currently, there are no proposed future plans.

The Company also owns a claim adjacent to the Johnny Mine in Pahrump, Nevada on a 20acre- parcel of land which is assessable by road. The claim includes an underground shaft located in the same gold vein as the Johnny Mine extension. The claim has been extensively surveyed by Wayne Good. He has demonstrated his ground radar metal detection technology on the property to hundreds of prospective customers over the past twenty years. This property is without known reserves and is unimproved. Currently, there are no proposed future plans.

Mr. Good acquired the claims through the Bureau of Land Management. The claim numbers and annual fees associated with these mineral claims are as follows:

Claim Claim Number Annual Fee

Microgold ORMC #169066 $174.00

Gold Hill Resources Inc. ORMC #170906 $174.00

GHR1 NMC #1079539 $174.00

Each claim requires approximately $100 in assessment work completed annually to maintain the claim.

Our mining properties are not currently incorporated into our current business plan and does not impact our manufacturing of mineral detection products. . Currently, we use these properties for testing our products.

Business Plan

Gold Hill Resources, is a geophysical technology company looking to fulfill a technology void that the mining and resource sectors and the construction and underground utilities and all military applications in addition to all historical sites, hidden treasures (underground and under water) and artifacts. We intend to patent and bring to market new and updated devices that we believe will provide a new benchmark technology for detecting precious metals such as gold silver, platinum, palladium and copper, buried treasures at higher resolutions and far greater accuracy than which are currently being offered in the industry today.

Our products and systems are sold here in the US and globally as well. We work with a number of international distributors and receive significant international viewing of our Accurate Locators website. We do not have contracts in place with our international dealers. There are no guarantees of exclusivity nor are there any terms or conditions for maintaining a dealership other than, they are expressly forbidden from selling or reselling any items that are knowingly bound for an embargoed country. We recently completed a major overhaul to our website and plan to allocate significant time and resources to improving our website and increasing the search engine optimization initiatives of the business. Because our products and systems can be used in thousands of locals across the globe it is important that we garner top search engine page rankings, so that customers can find the products and systems we offer for sale.

The demographics of our customer base ranges from individual treasure hunters, mining operations to governmental agencies including local city, State and Federal governmental agencies. We have a significant base of customers that enjoy the hobby of treasure hunting or hunting for precious metals. There have been significant finds of buried treasures and gold and silver using our metal detection technologies over the past twenty years. For the more advanced mining operations that are tasked with the requirement and need for better and more accurate detection systems, we have demonstrated our ability to deliver. Our new systems currently under development will pinpoint with a higher degree of accuracy in real-time where the potential metals are located on their mining properties. Our prime objective is to develop new products and systems which will help reduce the cap expenditures and provide more cost efficient means and methods to help evaluate potential mining projects and pinpoint the general area where the reserves will most likely be located on the mining property. The ability to better pinpoint potential reserves and provide element specific detection is a keen area of focus of the Company.

Gold Hill expects to introduce four or five new ground detection devices that take advantage of subterranean exploration and examination without costly digging underground. In November 2012, we filed a new patent on our polyurethane blanket antenna metal detection product and we anticipate filing a series of new patents regarding underground and below water metal detection products, over the next 12 months.

We believe our products will have a significant impact on reducing needless digging for metals, other precious minerals and underground objects on a search and find basis. This will result on a large positive impact on complying with governmental and environmental rules to obtain operating permits to begin mining operations.

We recently began rolling out our Advanced Geophysical Receiver (“AGR”) product line. The 301 Prospector is the first product of its kind being sold. This product is used for short-range detection of precious metals and minerals from a distance. We plan to modify the technology in order to assemble the device on to a drone.

We plan to increase our revenues from both the sales of our detection systems and related service warranty contracts to companies that purchase our products and systems. We believe that the potential market place for benchmark detection systems like those we will introduce to the market, could well exceed $1 billion dollars in annual sales, addressing: mining, treasure hunting, underground utility locating, forensic, and potential military needs and applications.

Competition

In the United States, there are numerous distributors of underground detection systems and products. There are approximately seventeen companies who manufacture and sell geophysics equipment globally. The treasurer hunter market for metal detectors is dominated by inexpensive and inferior equipment; which requires the user to pass over the same spot both vertically and then horizontally several times. This makes real time detection of precious metals nearly impossible these companies offer treasure seeker equipment, which has limited reliability and less than optimal performance. The majority of these companies offer equipment.

However, with the recent increase in precious metal prices coupled with the growing popularity of gold mining and exploration Cable/TV shows there has been a huge spike of resurgence in gold seeking and treasure hunting. The new breed of treasure seekers are not price adverse in purchasing more expensive equipment and are therefore more likely to evaluate the line of products available in the market.

There are approximately eight low to mid-range metal detector manufactures in the sector worldwide. The three largest manufacturers and distributors of low end units are Garrett, Mine Lab and White. The value add resellers (VAR) distribute their brands, however very few of these distributors are original equipment manufacturer of the products which they sell. We currently do not manufacture low end metal detectors. We distribute products from these companies.

A large number of distributors in our industry are mom and pop operations which are drop shipping from the manufacturer and other wholesale suppliers. These small operators lack the product knowledge and customer support due to lack of resources. On the other hand, there are few large well respected distributors that have gained considerable market share due to advertising and pricing. The list of some of the distributors are as follows: Kelley Co, Arizona Outback, D & K Detector Sales and Falcon Metal Detectors. We are able to compete in this market due to our longevity in the marketplace and large customer data base. The products that we manufacture are higher end products for special use cases. These products have a larger margin and less competition due to their complexity. We do face challenges from our competitors as many of them have greater resources.

Government Regulation

Currently, our operating business Accurate Locators does not require State or Federal regulatory oversight. We do anticipate having to deal with the Bureau of Land Management, SAMRA, EPA and the County Water Districts and Mining Safety and Health Administration and Office of Surface Mining and Reclamation and Enforcement and the Clean Water Act to the extent we commence mining operations. For our ground penetrating radars (“GPR”), we are required to get FCC approval. We have been granted FCC ID VNU-2GHZANT for our Zond 2GHz antenna. We do not believe that the costs of effects associated with federal, state, or local laws are significant.

Principal Executive Offices

Our principal executive offices following the Closing are located at 3960 Howard Hughes Parkway Suite 500 Las Vegas, NV 89169. We also lease offices at 3400 Irvine Ave Newport Beach, CA 92660 for $825 per month with approximately 700 square feet of office space. Additionally, Accurate Locators subleases approximately 5,500 square feet of office space and storage facilities at 1383 2nd St Gold Hill, Oregon 97525 and 850 square feet of office space at 3751 Seneca Ave., Pahrump, NV 89048 from our Wayne Good, CEO. We will pay approximately $2,500 and $800 per month.  Our corporate telephone number is (702) 990-3909.

Employees

As of June 13, 2013, we have 12 full-time employees and no part-time employees.  Since inception, we have never had a work stoppage, and our employee is not represented by a labor union.  We consider our relationship with our employee to be positive.

Legal Proceedings

We are not currently party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of Accurate Locators for the fiscal years ended October 31, 2012 and 2011 and three months ended January 31, 2013 and 2012.  The discussion and analysis that follows should be read together with the Financial Statements of Accurate Locators and the notes to the Financial Statements included elsewhere in this Current Report on Form 8-K.  Except for historical information, the matters discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Accurate Locators are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control.

Overview

Gold Hill Resources, Inc. is engaged in the mining and mineral detection technology via our wholly owned subsidiary Accurate Locators, Inc. Utilizing our evolving technology in metal detection products, we plan to identify potential acquisition and partnership opportunities within the precious metals mining sector.

Accurate Locators is a leading all-purpose metal detector manufacturer and distributor. Accurate Locators has been in business since 1992 providing several industry benchmark metal detectors for treasure hunting, gold and royal metal prospecting, forensic and military applications and also for locating under-ground utilities. The products have been used by mining operators, treasure hunters and various sectors of the US Government, including the military branches. Our client list includes the following: Westinghouse, Bureau of Land Management, Bechtel, Graybar, General Services Administration (GSA) and U.S. Army, Navy and Marines.

We are engaged in several research and development projects; we are evolving our current ground penetrating radar, induced polarization, pulse induction and other metal detection systems. We filed our first provisional patent on our blanket antenna technology on November 12, 2012. We also plan to file several additional patents in the next twelve months; which will further enhance and protect our intellectual property portfolio and greatly improve on our detection systems capabilities, thus positioning the Company to capture greater market share in the geophysics sector.

On June 4, 2013, the Company completed a private placement offering to accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 950,200 shares of the Company’s common stock resulting in gross proceeds of $283,173 to the Company. The Company intends to use proceeds of the offering for working capital and to develop its element detecting technologies and product line.

The Merger was accounted for as a reverse merger (recapitalization) with Accurate Locators deemed to be the accounting acquirer, and our company deemed to be the legal acquirer.  Accordingly, the following discussing represents a discussion of the operations of our wholly-owned subsidiary, Accurate Locators, Inc. for the periods presented.

Results of Operations

Year Ended October 31, 2012 Compared with Year Ended October 31, 2011

Revenue

Our revenues were $942,800 and $964,078 for the years ended October 31, 2012 and 2011, respectively, a decrease of $21,278.  During 2012, we increased our prices and reduced our advertising expenditures.  These changes ultimately proved to be detrimental to our overall revenue.  Our ability to increase our revenues requires us to expend a significant amount of money on research and development. To the extent that we are unable to raise additional funds or unsuccessful with our research and development activities, there will be a material impact on the growth of our revenues as we will be unable to come out with new products.

Cost of Revenue and Gross Profits

Our gross profit was $612,972 and $557,555 for the years ended October 31, 2012 and 2011, respectively, an increase of $55,417.  The improvement in our gross profit margin was partially attributable to the price increase that was enacted during 2012.  Additionally, we benefitted from price reductions from certain vendors.

Selling, General and Administrative Expenses

Selling, general and administrative expenses was $619,337 and $686,437 for the years ended October 31, 2012 and 2011, respectively, a decreased to $67,100.  The decrease is primarily due to decreases in advertising expenses.

Interest Income

Interest expense was $16,706 and $13,557 for the years ended October 31, 2012 and 2011, respectively. The increase was the result of higher debt in 2012.

Three Months Ended January 31, 2013 Compared with Three Months Ended January 31, 2012

Revenue

Our revenues were $252,092 and $252,717 for the three months ended January 31, 2013 and 2012, respectively, a decrease of $625.

Cost of Revenue and Gross Profits

Our gross profit was $154,610 and $171,841 for the three months ended January 31, 2013 and 2012, respectively, a decrease of $17,231.  The reduction in our gross profit margin was partially attributable to the product mix of sold products having lower margins.

Selling, General and Administrative Expenses

Selling, general and administrative expenses was $151,001 and $157,489 for the three months ended January 31, 2013 and 2012, respectively, a decreased to $6,488.

Interest Income

Interest expense was $5,382 and $4,894 for the three months ended January 31, 2013 and 2012, respectively. The increase was the result of higher debt in 2012.

Liquidity and Capital Resources

As of April 30, 2013, our cash balance was $86,312.

Net cash provided by operating activities was $18,912 and $5,613 for the years ended October 31, 2012 and 2011, respectively.  The increase in the amount of cash provided was largely due to the decrease in net loss in 2012 partially offset change in inventory and accounts payables balances in 2011.

Net cash provided by / (used in) operating activities was $21,759 and $(11,960) for the three months January 31, 2013 and 2012, respectively.

Net cash provided by / (used in) investing activities was $26,195 and $(6,803) for the years ended October 31, 2012 and 2011, respectively as the Company continued to use funds to purchase equipment for research and development.

Net cash used in investing activities was $351 and zero in the three months ended January 31, 2013 and 2012, respectively.

Net cash provided by financing activities was $42 and $9,921 for the years ended October 31, 2012 and 2011, respectively.  Cash provided by financing activities in both years include funds provided by debt offset by the repayment of debt.

Net cash used in financing activities was $11,709 and $38,551 in the three months ended January 31, 2013 and 2012, respectively. Cash used in financing activities related to the paying down of debt.

The total debt of the Company at January 31, 2013 was $290,494. To the extent our business erodes or and we are unable to receive additional financing we would be unable to meet the terms of this debt and we would have difficulty continuing as a going concern. The revolving fixed and converted from revolving credit facilities were secured by inventory, accounts receivable and equipment as of January 31, 2013 and October 31, 2012. The term loans were secured by vehicles. Our revolving credit facility of $115,480 was converted to a fixed credit facility on November 7, 2012 with an extended maturity date due on November 1, 2017. Our fixed credit facility has a maturity date due on November 1, 2014 with an annual interest rate of 7%. Our term financings have maturity dates due from February 2014 to March 2028 with annual interest rates ranging from 5.9% to 6.25%. As of June 13, 2013, we were in compliance in all material respects with our debt agreements. There are no financial covenants concerning debt-to-equity, tangible net equity and interest coverage ratios. Currently, we cannot borrow any more under these credit facilities. There are no covenants that restrict additional borrowing from other sources. There are no financial covenants under our debt agreements.

Accurate Locators has suffered recurring losses from operations in the past two fiscal years.  In the past two fiscal years, we have funded operations through accumulated earnings, borrowings from related parties, and proceeds from debt. We are in need of generating significant cash resources to achieve our future strategic plan.  On June 4, 2013, the Company completed a private placement offering to certain institutional and accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 950,200 shares of the Company’s common stock resulting in gross proceeds of $283,173 to the Company. The Company intends to use the proceeds of the offering for working capital and to develop its element detecting technologies. Currently for our operations, we are expending approximately $25,000 more per month then we are making.  Even with the proceeds we raised, we anticipate that our existing cash and cash equivalents will not be sufficient to fund our business needs for more than three months and we are currently seeking additional financing.  Our ability to continue our operations may prove to be more expensive than we currently anticipate and we may incur significant additional costs and expenses in connection therewith. To successfully execute our business plan, we would need an additional $1 million. In the event we were unsuccessful in raising additional funding and our existing cash and cash equivalents were not sufficient to fund our business needs, we would scale back all new product development besides our Ground Penetrating Radar project. We are expending $10,000 per month on this project. This would delay the release of our future products. Our officers have also indicated their willingness to defer amounts owed to them. This would allow us to maintain our existing operations.

Off-Balance Sheet Arrangements

Accurate Locators currently does not have any off-balance sheet arrangements or financing activities with special purpose entities.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses Accurate Locators’ combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  To prepare these combined financial statements, management must make estimates and assumptions that affect the reported amounts of assets and liabilities.  These estimates also affect its reported revenues and expenses.  On an ongoing basis, management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation.  Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The following represents a summary of Accurate Locators’ critical accounting policies, defined as those policies that it believes are the most important to the portrayal of its financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Property and Equipment

Property and Equipment are stated at historical cost less accumulated depreciation and amortization. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives. The useful lives of the assets are as follows: machinery and equipment 7 years, office equipment 5 to 7 years, vehicles 5 years, and leasehold improvements use the shorter of the estimated useful life or the remaining term of the agreements, generally ranging from 3 to 15 years. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income or expense.

Inventory

Inventory is valued at the lower of cost or market. Cost is determined on a weighted average method. The reserves for obsolescence are maintained based on historical trends and specific identification, and therefore require management to make assumptions and to apply judgment about a number of factors, such as market conditions, the selling environment, historical results and current inventory trends. There were no reserves for obsolete inventory as of October 31, 2012 and 2011.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the detector devices are shipped to customers or dealers and distributors.

Recent Accounting Pronouncements

Note 2 to Accurate Locators’ financial statements for the years ended October 31, 2011 and 2012 sets forth certain accounting pronouncements that are applicable to its financial statements.

Description of Property

Our principal executive offices following the Closing are located at 3960 Howard Hughes Parkway Suite 500 Las Vegas, NV 89169. We also lease offices at 3400 Irvine Ave Newport Beach, CA 92660 for $825 per month with approximately 700 square feet of office space. Additionally, Accurate Locators subleases approximately 5,500 square feet of office space and storage facilities at 1383 2nd St Gold Hill, Oregon 97525 and 850 square feet of office space at 3751 Seneca Ave., Pahrump, NV 89048 from our Wayne Good, CEO. We will pay approximately $2,500 and $800 per month.  Our corporate telephone number is (702) 990-3909.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF OUR COMMON STOCK.  INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

Risks Relating to Our Business

We will continue to need additional financing to carry out our business plan.  We estimate that tour current cash can fund our planned activities for up to three months. We will need to raise significant additional funding to continue our business Such financings could include equity financing, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to borrow from other sources.  In addition, such securities may contain rights, preferences or privileges senior to those of the rights of our current stockholders.  We do not have any commitments for additional financing.  There can be no assurance that additional funds will be available on terms attractive to us, or at all.  If adequate funds are not available, we may be required to curtail our development of new products and/or otherwise materially curtail or reduce our operations.  Alternatively, we may be forced to sell or dispose of our right or assets.  Any inability to raise adequate funds on commercially viable terms could have a material adverse effect on our business, results of operation and financial condition.

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.  We have a history of operating losses and may not achieve or sustain profitability.  We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

  We may not be able to effectively manage our growth.  Our strategy envisions growing our business.  We plan to expand our technology, sales, administrative and marketing organizations.  Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems.  As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources.  We also will need to hire, train, supervise and manage new employees.  These processes are time consuming and expensive, will increase management responsibilities and will divert management attention.  We cannot assure you that we will be able to:

-	expand our systems effectively or efficiently or in a timely manner;

-	allocate our human resources optimally;

-	meet our capital needs;

-	identify and hire qualified employees or retain valued employees; or

-	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Mining operations are hazardous, raise environmental concerns and raise insurance risks. Mining operations are by their nature subject to a variety of risks, such as cave-ins and other accidents, flooding, environmental hazards, the discharge of toxic chemicals and other hazards. Such occurrences may delay development or production, increase production costs or result in a liability. We may not be able to insure fully or at all against such risks, due to political or other reasons, or we may decide not to take out insurance against such risks as a result of high premiums or other reasons. We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to mining laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain mining operations uneconomic.

Our estimates of resources are subject to uncertainty. Estimates of resources are subject to considerable uncertainty. Such estimates are arrived at using standard acceptable geological techniques, and are based on the interpretations of geological data obtained from drill holes and other sampling techniques. Engineers use feasibility studies to derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore bodies, expected recovery rates of metal from ore, comparable facility and operating costs and other factors. Actual cash operating costs and economic returns on projects may differ significantly from the original estimates, primarily due to fluctuations in the current prices of metal commodities extracted from the deposits, changes in fuel costs, labor rates, changes in permit requirements, and unforeseen variations in the characteristics of the ore body. Due to the presence of these factors, there is no assurance that any geological reports will accurately reflect actual quantities of gold, silver or other metals that can be economically processed and mined by us.

If we are unable to obtain all of our required governmental permits, our operations could be negatively impacted. Our future operations, including exploration and development activities, required permits from various governmental authorities. Such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to acquire all required licenses or permits or to maintain continued operations at our properties.

We are subject to numerous environmental and other regulatory requirements. All phases of mining and exploration operations are subject to governmental regulation including environmental regulation. Environmental legislation is becoming stricter, with increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There can be no assurance that possible future changes in environmental regulation will not adversely affect our operations. As well, environmental hazards may exist on a property in which we may hold an interest that was  caused by previous or existing owners or operators of the properties and of which the Company is not aware at present.

Competitors have more resources. The Company competes with other corporations that may have greater resources. Such corporations could outbid the Company for potential projects or produce minerals at lower costs which would have a negative effect on the Company's operations.

Adverse effect of fluctuating prices of precious metals. The marketability of minerals, especially the price of gold and silver are affected by numerous factors beyond the control of the entity involved in their mining and processing. These factors include market fluctuations, government regulations relating to prices, taxes, royalties, allowable production, import, exports and supply and demand. One or more of these risk elements could have an impact on costs of an operation and if significant enough, reduce the profitability of the operation and threaten its continuation.

Viability of mining operation is price sensitive. The potential for profitability of our gold and silver mining operations and the value of our mining properties are directly related to the market price of gold and silver. The price of gold and silver may also have a significant influence on the market price of our common stock. The market price of gold and silver historically has fluctuated significantly and is affected by numerous factors beyond the control of any mining company. These factors include supply and demand fundamentals, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold and silver sales and loans by central banks, forward sales by metal producers, global or regional political, economic or banking crises, and a number of other factors. The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes is decisions that must be made long before the first revenues, if any, from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine.

Lack of insurance. Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, has not been available generally in the mining industry. We have no insurance coverage for most environmental risks. In the event of a problem, the payment of environmental liabilities and costs would reduce the funds available to us for future operations. If we are unable to fund fully the cost of remedying an environmental problem, we might be required to enter into an interim compliance measure pending completion of the required remedy.

Ownership or title conflict. There may be challenges to our title in the mining properties in which we hold material interests or purchase in the future. If there are title defects with respect to any of our properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. The validity of unpatented mineral claims is often uncertain and may be contested by the federal government and other parties. The validity of an unpatented mineral claim, in terms of both its location and its maintenance, depends on strict compliance with a complex body of federal and state statutory and decisional law. Although we have attempted to acquire satisfactory title to our properties, we have not obtained title opinions or title insurance with respect to the acquisition of the unpatented mineral claims. While we have no pending claims or litigation pending contesting title to any of our properties, there is nothing to prevent parties from challenging our title to any of our properties. While we believe we have satisfactory title to our properties, some risk exists that some titles may be defective or subject to challenge. Also, in any such case, the investigation and resolution of title issues would divert management's time from ongoing exploration programs.

Technology changes may make the products we are planning to bring to market obsolete.  We believe that the methods for detecting various elements we intend to bring to market enjoy certain competitive advantages, including superior performance and cost-effectiveness.  Although we are not aware of any other technologies currently being developed that would compete with the methods we intend to employ, there can be no assurance that future developments in technology will not make our technology non-competitive or obsolete, or significantly reduce our operating margins or the demand for our offerings, or otherwise negatively impact our profitability.

We may not be able to protect our intellectual property.  We may be unable to obtain IP rights to effectively protect our technology.  Patents and other proprietary rights are an important part of our business plans.  The ability to compete effectively may be affected by the nature and breadth of our IP rights.  We intend to rely on a combination of patents, trade secrets and licensing arrangements to protect our technology.  While we intend to defend against any threats to our IP rights, there can be no assurance that any of our patents, patent applications, trade secrets, licenses or other arrangements will adequately protect our interests.

Although we have a pending patent application on file with the US Patent Office and expect to file various patents in the near future covering uses of our technology or systems, we have not received, and may never receive, any patent protection for our technology or systems in which we seek patent protection.  We cannot guarantee any particular result or decision by the U.S. Patent and Trademark Office or a U.S. court of law, or by any patent office or court of any country in which we have sought patent protection.  If we are unable to secure patent protection for our technology or systems, our revenue and earnings, financial condition, or results of operations would be adversely affected.  There can also be no assurance that any patent issued to or licensed by us in the future will not be challenged or circumvented by competitors, or that any patent issued to or licensed by us will be found to be valid or be sufficiently broad to protect us and our technology.  A third party could also obtain a patent that may require us to negotiate a license to conduct our business, and there can be no assurance that the required license would be available on reasonable terms or at all.

We do not warrant any opinion as to patentability or validity of any pending patent application.  We do not warrant any opinion as to non-infringement of any patent, trademark, or copyright by us or any of our affiliates, providers, or distributors.  Nor do we warrant any opinion as to invalidity of any third-party patent or unpatentability of any third-party pending patent application.

We may also rely on nondisclosure and non-competition agreements to protect portions of our technology.  There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, or that third parties will not independently develop the technology.

IP litigation would be costly and could adversely impact our business operations.  We may have to take legal action in the future to protect our technology or to assert our IP rights against others.  Any legal action could be costly and time consuming to us, and no assurances can be made that any action will be successful.  The invalidation of any patent or IP rights that we may own, or an unsuccessful outcome in lawsuits to protect our technology, could have a material adverse effect on our business, financial position, or results of operations.

We are operating in a highly competitive industry.  We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do.  There can be no assurance that we will be able to successfully compete against these other entities.

  Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy.  Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise.  There can be no assurance that potential revenues or expenses we project will, in fact, be received or incurred.

We will be subject to evolving and expensive corporate governance regulations and requirements.  Our failure to adequately adhere to these requirements or the failure or circumvention of our controls and procedures could seriously harm our business.   As a publicly traded company, we are subject to various federal, state and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002.  Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal control over financial reporting.  Our internal controls and procedures may not be able to prevent errors or fraud in the future.  Faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established controls and procedures, may make it difficult for us to ensure that the objectives of the control system are met.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

Our limited senior management team size may hamper our ability to effectively manage a publicly traded company while developing our products and harm our business.  Our management team has experience in the management of publicly traded companies and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  They realize it will take significant resources to meet these requirements while simultaneously working on licensing, developing and protecting our IP.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

Risks Related to our Common Stock

There is little current trading of our shares.  Our stock price is likely to be highly volatile.  Although prices for our shares of common stock are quoted on the OTCQB and OTCBB, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained.  The OTCQB and OTCBB are generally regarded as a less efficient and less prestigious trading market than other national markets.  There is no assurance if or when our common stock will be quoted on another more prestigious exchange or market.  The market price of our stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

Because our common stock is likely to be considered a “penny stock,” our trading will be subject to regulatory restrictions.  Our common stock is currently, and in the near future will likely continue to be, considered a “penny stock.”  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our common stock. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur.  In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment.  Investors seeking cash dividends should not purchase our common stock.

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.  Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own approximately 72.4% of our outstanding common stock. These stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control.  In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us.  This, in turn, could have a negative effect on the market price of our common stock.  It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock.  Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline. Our certificate of incorporation, as amended, our bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders.  In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on June 13, 2013, prior to giving effect to the Closing, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise.  At June 13, 2013, immediately prior to the Closing, 1,583,954 shares of our common stock were outstanding.  Unless otherwise noted below the address of each person identified is 1328 W. Balboa Blvd Suite C, Newport Beach, CA 92661.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Verdad Telecom, Inc. (1) 1328 W. Balboa Blvd. Newport Beach, CA 92661	349,000	22%
Eric P. Stoppenhagen (1) 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	349,000	22%
Chas Radovich	0	0%
All Directors and Officers as a Group (2 individual)	349,000	22%

(1)	Eric Stoppenhagen has voting and investment control over the securities owned by Verdad Telecom, Inc. and therefore Eric Stoppenhagen may be deemed a beneficial owner of the 349,000 shares of common stock owned by Verdad Telecom, Inc.

The following table sets forth certain information regarding our common stock beneficially owned on June 13, 2013, immediately following the Closing, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis to reflect the transactions contemplated by the Merger Agreement.  For purposes of this table, shares not outstanding which are subject to issuance on conversions of convertible securities, or exercises of warrants or stock options, that are held by one or more person(s) are deemed to be outstanding for the purpose of computing the percentage(s) of outstanding shares beneficially owned by such person(s) but are not deemed to be outstanding for the purpose of computing the percentage for any other person.  The table assumes a total of 31,315,954 shares of our common stock outstanding as of June 13, 2013. Unless otherwise noted below the address of each person identified is 1328 W. Balboa Blvd Suite C, Newport Beach, CA 92661.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Directors and Officers
Mark Flanagan	5,750,000	18.4%
Wayne Good	7,980,000	25.5%
Chas Radovich	10,032,000	32.0%
Eric P. Stoppenhagen	349,000	1.1%
All Directors and Officers as a Group (4 individual)	22,659,000	77.0%

Directors and Executive Officers, Promoters and Control Persons

At the Closing, Eric Stoppenhagen remained the sole director and we appointed Wayne Good as our Chief Executive Officer. Chas Rasovich, Mark Flanagan and Eric Stoppenhagen remained in their executive officer positions.  All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers are appointed by the board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the board of directors. Our current officers and directors consist of the following:

Name	Age	Position
Wayne Good (1)	67	Chief Executive Officer

Chas Radovich	53	President

Mark Flanagan	53	Vice President

Eric Stoppenhagen (2)	39	Director and Chief Financial Officer

(1)	Mr. Good was appointed Chief Executive Officer on June 13, 2013.

(2)	Mr. Stoppenhagen continued as our sole director following the Closing.

Wayne Good, CEO

Mr. Good is the founder of Accurate Locators and worked with the Company since 1992. Mr. Good was appointed as Chief Executive Officer on June 13, 2013. He is a pioneer and industry thought leader in the research, development and marketing of mining and underground detection equipment. Mr. Good is responsible for spear heading the continued vision and development of the Company’s mineral detection technology. He brings a wealth of mining detection experience to Gold Hill Resources. During his leadership of Accurate Locators, Mr. Good was responsible for developing new mining detection products and a 25,000 person database that represents approximately 5,000 past and current customers and approximately 15,000 potential customers. The potential customers have been accumulated from call-in inquiries.

Chas Radovich, President

Mr. Radovich oversees the execution of the Company’s business plan. Mr. Radovich was appointed as President on April 15, 2013. He will be responsible for identifying potential acquisitions and joint venture mining opportunities to the Company’s Board of Directors. Prior to starting Gold Hill Resources, he was President of Cobalis Corporation from 2003. This biotech company researched and developed an allergy prevention medicine called “Prehistin”. In 2011, Prehistin was voted product of the year in the cough, cold, sinus and allergy category by all major retailers. From its inception, Chas raised over $25 million dollars to complete research and development including Phase III clinical trials in the US and subsequently bringing their flagship allergy product to market. . In November 2007, Cobalis Corp. filed for voluntary Chapter 11 bankruptcy (Case No. 8-07:12347-TA). The plan was approved in June 2010. The case was converted to Chapter 7 in August 2011. Currently, the case is going through the appeal process. . Chaslov Radovich, our president, was the president and director of Cobalis during this period.

Mark Flanagan, Executive Vice President

Mr. Flanagan is a twenty-five (25) year veteran of the wireless industry. Mark Flanagan was appointed Executive Vice President on April 10, 2013. He was co-founder of Emida Technologies where he served as CEO/President through the end 2004. Emida was the first electronic transaction-processing network servicing the prepaid wireless industry here in the US and abroad. He was also one of the founders of MAD Prepaid, which launched PrepaidWireless.com in 2006. He currently maintains an ownership interest in the business. In June 2009, Mr. Flanagan co-founded Healthient, Inc. a publicly traded nutritional oriented snack food company. He resigned from Healthient in March 2011. From May 2011 to March 2013, Mr. Flanagan was providing consulting services to Fuze Online, Inc. regarding its business strategy and potential sale of the business to several prospective buyers.

Eric Stoppenhagen, Director and CFO

Mr. Stoppenhagen has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company since January 30, 2011. Mr. Stoppenhagen, through his consulting company Venor, Inc., provides financial and management services from small to medium-sized companies that either are public or desire to become public. Additionally, he maintains nonoperating blank check companies that are searching for reverse merger candidates. He provides temporary CFO services to these companies, which includes transaction advice, preparation of security filings and advice regarding compliance with corporate governance requirements. Mr. Stoppenhagen is a Certified Public Accountant and holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University. Mr. Stoppenhagen has more than ten years of financial experience having served in an executive capacity for several public and private companies, including the following engagements.

June 2003 to May 2009 - Moqizone f/k/a Trestle Holdings, Inc. f/k/a Sunland Entertainment f/k/a Harvey Entertainment.

Trestle Holdings – Mr. Stoppenhagen was hired in 2003 as VP of Finance. From 2003 to 2006, Trestle Holdings had significant operations. Mr. Stoppenhagen’s responsibilities included but were not limited to business development, operations, legal, and accounting. In 2006, the assets and liabilities of Trestle were sold to Clarient and subsequently sold to Zeiss Microscopes. At such time the Board of Directors of Trestle Holdings asked Mr. Stoppenhagen to remain as an officer to assist with corporate compliance until such time as a merger candidate was found. His sole compensation was consulting fees. He maintained no equity interest. Upon the reverse merger with Moqizone, Mr. Stoppenhagen resigned. He received no bonus or equity interest as the result of such transaction. From 2006 to 2009, the company was a blank check company.

2006 to 2010 Bioimagene – non public – he worked as consultant on sales projects and for their sales distributor. Not involved with management or financial matters.

Sept 2007 to March 2010 - Atheronova, Inc. f/k/a Trist Holdings, Inc. f/k/a Landbank Group, Inc.

Trist Holdings – In 2007, due to the downturn in the real estate market it was no longer economical to pursue the current business. In September 2007, the Board of Directors asked Mr. Stoppenhagen to maintain the public filings after the spinoff of the assets and liabilities. Mr. Stoppenhagen received only consulting fees. He had no equity interest in the entity. Upon the reverse merger, Mr. Stoppenhagen resigned. He received no bonus or equity interest as the result of such transaction. From 2007 to 2010, the company was a blank check company.

Dec 2007 to Present – Myskin, Inc. –Advanced Skin Care business owned by Mr. Stoppenhagen’s former spouse. He was a consultant to the company providing accounting and finance services. No ownership. The company is not a blank check company.

Dec 2008 to Present - Smartag International, Inc. f/k/a Art4Love, Inc. Consultant to the company providing accounting and finance services. No ownership. The company was a blank check company from 2008 to present.

Jan 2009 to Feb 2010 – STW Resources f/k/a Woozyfly, Inc. Blank check from Jan 2009 to Feb 2010 – He was a consultant to the company providing accounting and finance services. No ownership. Upon the reverse merger, Mr. Stoppenhagen resigned. He received no bonus or equity interest as the result of such transaction. From 2009 to 2010, the company was a blank check company.

2009 to Present Amasys Corporation Consultant to the company providing accounting and finance services. No ownership. The company is a blank check company.

April 2009 Getfugu, Inc. f/k/a Madero, Inc. CFO for approximately 3 weeks. Resigned. No ownership. The company was not a blank check company during Mr. Stoppenhagen’s involvement.

June 2008 to Present - AuraSource, Inc. f/k/a Mobile Nation Current CFO and director. Approximately 1% owner. The company was a blank check company prior to Mr. Stoppenhagen’s involvement.

February 2010 to March 2011 Phototron Holdings f/k/a Catalyst Lighting Group, Inc. Consultant to the company providing accounting and finance services. No ownership. Upon the reverse merger, Mr. Stoppenhagen resigned. He received no bonus or equity interest as the result of such transaction. The company was a blank check company until 2011.

April 2010 to March 2011 – Mimvi, Inc. f/k/a Fashion Net, Inc. CFO (resigned March 15, 2011). Ownership 700,000 shares and 1,750,000 options with strike price at $.40. The company was a blank check company prior to Mr. Stoppenhagen’s involvement.

July 2010 to March 2011 Mammatech Corp. Purchased controlling share interest in July 2010 sold interest in March 2011. The company was not a blank check company.

October 2010 to Present DigiPath, Inc. – Started the company as a digital pathology consulting company. Not blank check. Mr. Stoppenhagen owns approximately 94% of the company.

Gold Hill Resources, Inc. – purchased controlling interest in January 2011.

None of the newly appointed officers or directors, nor any of their affiliates, beneficially owned any of our equity securities or rights to acquire any of our securities prior to the Closing except for Mr. Stoppenhagen, and except as disclosed above, no such persons have been involved in any transaction with us or any of our directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described herein.  None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past ten years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Mr. Stoppenhagen is the sole director of the Company as he has substantial experience as a board member. He has served on the board of AuraSource, Inc., DigiPath, Inc., W270, Inc. Woozyfly, Inc. Additionally, he has served as advisor to numerous boards as relates to strategic direction and corporate governance. We plan to increase the number of directors in the near future.

Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.  We are not a “listed issuer” under SEC rules.  We believe none of our directors are “independent” as that term is defined in Section 4200 of the Marketplace Rules as required by the NASDAQ Stock Market.

DIRECTOR AND OFFICER COMPENSATION

The following table sets forth information on the remuneration of our chief executive officer and our four most highly compensated executive officers who served as executive officers at the end of December 31, 2012 and earned in excess of $100,000 per annum during any part of our last two fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Other Annual Compensation (e)	Total Compensation

Eric Stoppenhagen, (1) Former President Chief Financial Officer, Secretary, and Director	2011 2012	$48,000 $48,000	$0 $0	$0 $0	$48,000 $48,000
Wayne Good, (2) Chief Executive Officer	2011 2012	$94,283 $119,625	$0 $0	$0 $0	$94,283 $119,625

Footnote:

(1) On January 31, 2011, the Company and Mr. Stoppenhagen entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Company engaged Mr. Stoppenhagen to provide financial duties required to maintain a public shell and services as the Company’s interim sole director and officer. Mr. Stoppenhagen receives a monthly fee of $4,000 in consideration of the services described above.

(2) Amounts presented represent amounts paid by Accurate Locators

Option Grants

We did not grant options to our executive officers during 2012 or 2011.

Accurate Locators did not grant options to its executive officers during 2012 and 2011.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

We had no options outstanding as of December 31, 2012.

Accurate Locators had no options outstanding as of December 31, 2012.

Employment Contracts

On April 15, 2013, the Company entered into a two year employment agreement with Chaslov Radovich, our President (“Radovich Agreement”). Under the Radovich Agreement, Mr. Radovich will be compensated $96,000 per year for his services. He is eligible for a bonus under a plan that has yet to be determined. Upon a termination of the Radovich Agreement, the Company shall pay the Radovich: (1) any unpaid Base Compensation due for periods prior to the date of Radovich 's termination, (2) any earned and unpaid bonus for the fiscal year prior to the fiscal year of Radovich 's termination, and (3) a fair and equitable severance package which shall not unreasonably be withheld to the Radovich. Such severance pay package will be negotiated between Radovich and the President and CEO and approved by the Board of Directors with such approval not being unreasonably withheld.

On April 10, 2013, the Company entered into a two year employment agreement with Mark Flanagan, our Executive Vice President (“Flanagan Agreement”). Under the Flanagan Agreement, Mr. Flanagan will be compensated $96,000 per year for his services. He is eligible for a bonus under a plan that has yet to be determined. Upon a termination of the Flanagan Agreement, the Company shall pay the Flanagan: (1) any unpaid Base Compensation due for periods prior to the date of Flanagan 's termination, (2) any earned and unpaid bonus for the fiscal year prior to the fiscal year of Flanagan 's termination, and (3) a fair and equitable severance package which shall not unreasonably be withheld to the Flanagan. Such severance pay package will be negotiated between Flanagan and the President and CEO and approved by the Board of Directors with such approval not being unreasonably withheld.

On June 13, 2013, the Company entered into a two year employment agreement with Wayne Good, our CEO (“Good Agreement”). Under the Good Agreement, Mr. Good will be compensated $120,000 per year for his services. He is eligible for a bonus under a plan that has yet to be determined. Upon a termination of the Good Agreement, the Company shall pay the Good: (1) any unpaid Base Compensation due for periods prior to the date of Good's termination, (2) any earned and unpaid bonus for the fiscal year prior to the fiscal year of Good 's termination, and (3) a fair and equitable severance package which shall not unreasonably be withheld to the Good. Such severance pay package will be negotiated between Good and the President and CEO and approved by the Board of Directors with such approval not being unreasonably withheld.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada corporation.  The Nevada General Corporation Law and certain provisions of our certificate of incorporation, as amended, and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, as amended, bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful.  Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action.  In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

 Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors.  The statutory provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We do not have any indemnification agreements with any of our directors or executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.  At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships and Related Transactions.

Other than the transactions described below, since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

-	in which the amount involved exceeds $120,000; and

-	in which any director, executive officer, other stockholders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On January 31, 2011, the Company and Mr. Stoppenhagen entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Company engaged Mr. Stoppenhagen to provide financial duties required to maintain a public shell and services as the Company’s interim sole director and officer. Mr. Stoppenhagen receives a monthly fee of $4,000 in consideration of the services described above.

On September 18, 2012, the Company entered into a Secured Promissory Note (the “Secured Note”) and Security Agreement with Verdad Telecom, Inc. (“Verdad”), which is owned by its president Eric Stoppenhagen. Under the terms of the Secured Note, Verdad, agreed to consolidate $209,800 which consisted of an outstanding principal of $166,000 and unpaid interest of $43,800. This represented the total amount of notes outstanding as of September 14, 2012. All advances shall be paid on or before December 31, 2012 and interest shall accrue from the date of any advance on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of seven percent (7%) per annum, compounded annually. The Company’s obligations under the Secured Note will accelerate, upon written notice from Verdad, upon a bankruptcy event with respect to the Company, any default in the Company’s payment obligations or the Company’s breach of any provision of any material agreement between the Company and Verdad. During the quarter ended December 31, 2012, the Company paid $126,901 of the Secured Note. The balance of principal of the Secured Note at December 31, 2012 is $82,899. The Secured Note is secured by all assets and rights of the Company. The total accrued interest as of December 31, 2012 is $4,185.

  On April 15, 2013, the Company entered into a two year employment agreement with Chaslov Radovich, our President (“Radovich Agreement”). Under the Radovich Agreement, Mr. Radovich will be compensated $96,000 per year for his services. He is eligible for a bonus under a plan that has yet to be determined.

On April 10, 2013, the Company entered into a two year employment agreement with Mark Flanagan, our Executive Vice President (“Flanagan Agreement”). Under the Flanagan Agreement, Mr. Flanagan will be compensated $96,000 per year for his services. He is eligible for a bonus under a plan that has yet to be determined.

On June 13, 2013, the Company entered into a two year employment agreement with Wayne Good, our CEO (“Good Agreement”). Under the Good Agreement, Mr. Good will be compensated $120,000 per year for his services. He is eligible for a bonus under a plan that has yet to be determined.

As of January 31, 2013 and 2012, Accurate Locators owed $30,657 and $30,657, respectively, to Mr. Good. Such advances carried no interest, were unsecured, and due on demand.

 Accurate Locators leases its facilities from Wayne Good, our Chief Executive Officer and shareholder on a year to year basis. The total rent expense for the three months ended January 31, 2013 and 2012 was $7,500 and $7,500, respectively.

As a result of the Merger, Mr. Good our CEO and sole officer of Accurate Locators prior to the Merger received 8,180,000 shares of our common stock.

As a result of the Merger, Mr. Radovich, our President, received 8,380,000 shares of our common stock.

As a result of the Merger, Mr. Flanagan our Executive Vice President received 5,750,000 shares of our common stock.

As a result of the Merger, Mr. Stoppenhagen our Director and Chief Financial Officer and former President received no shares of our common stock.

Promotors

None

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is

Interwest Transfer Company, Inc.
1981 Murray Holladay Road, Suite 100
Salt Lake City, UT 84117

Listing

Our common stock is currently quoted on the OTCQB and OTCBB under the trading symbol “GULD”

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The following table sets forth, for the fiscal quarters indicated, the high and low closing price for our common stock, as reported on the OTCBB.

Quarterly period	High	Low
Fiscal year ended December 31, 2011:
First Quarter	$4.50	$0.60
Second Quarter	$2.50	$1.00
Third Quarter	$1.20	$0.40
Fourth Quarter	$1.90	$0.15
Fiscal year ended December 31, 2012:
First Quarter	$1.49	$0.16
Second Quarter	$1.40	$0.30
Third Quarter	$0.75	$0.40
Fourth Quarter	$0.75	$0.25
Fiscal year ended December 31, 2013:
First Quarter	$1.25	$0.41

Holders: As of June 13, 2013, there were approximately 70 holders of record of our Common Stock. There are currently 31,315,954 shares of common stock issued and outstanding of which 284,770 shares of common stock could be sold under Rule 144.

Dividends: Effective January 29, 2010 and as the Record Date of January 29, 2010, we paid a dividend of three new shares of our common stock for every four shares of our common stock outstanding. That is, we issued seven (7) New Shares for every Three (3) Old Shares held as of the January 29, 2010 Record Date.

We have not paid any cash dividends to date, and we have no intention of paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed under the Nevada Statutes. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operation, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

Split: Effective November 7, 2012 we consummated a reverse stock split of all the outstanding shares of the Company’s common stock, par value $0.001 per share, at an exchange ratio of one for one hundred (1:100).

Description of Our Securities

As of June 13, 2013, our authorized capital stock consisted of:

-	200,000,000 shares of common stock, par value $0.001 per share

As of June 13, 2013, there were outstanding:

-	31,315,954 shares of common stock held by 70 stockholders of record; and

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, as amended, and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock – The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals – The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions –Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances. As permitted by the statute, we have elected in our articles of incorporation, as amended, not to be governed by the control share acquisitions statute.

Recent Sales of Unregistered Securities

Gold Hill Resources, Inc.

On June 4, 2013, the Company completed a private placement offering to certain institutional and accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 950,200 shares of the Company’s common stock resulting in gross proceeds of $283,173 to the Company.

All of the shares of the Company's Common Stock described above were issued with a restricted securities legend pursuant to reliance upon the claim of exemption provided by Section 4(2) of the Securities Act of 1933. In each instance, the Company was assured that the investor: (a) was sophisticated and experienced in business, financial, and tax matters; (b) received such disclosures such as the Company's business plan, financial statements, stockholder information, together with copies of the Company's Articles of Incorporation, By-laws, and copies of the minutes and actions of the Company's Board of Directors roughly equivalent to that found in a registration statement; (c) had full and unrestricted access to the Company's books and records; (d) had a full and unrestricted opportunity to ask questions of the Company's officers and directors and to receive answers to all such questions; (e) had a pre-existing business relationship with one or more of the Company's officers and directors of sufficient scope and depth that allowed them to appreciate the background and experience of the Company's management; and (f) understood that the securities acquired were "restricted securities" and that they were issued to the investor for investment purposes only.

Further, we have relied upon the private placement exemption from registration provided by Section 4(2) of the Securities Act 1933 as amended (the "Act"). The shares described above were issued pursuant to Section 4(2) of the Act which exempts from registration transactions by an issuer not involving a public offering as each person had a pre-existing relationship with one or more officers, directors, and or key employees of the Company. This offering exemption is available to any issuer but prohibits general solicitation or advertising. In addition, each purchaser received information regarding the Company that was substantially equivalent to that found in a registration statement. Each prospective purchaser had full and unrestricted access to the Company, our books, and records, and the opportunity to ask questions of our management and receive answers to their questions. Further, each purchaser gave us assurances that it was experienced and sophisticated in making investments of this type and that they were able to make the investment decision and could afford the total loss of their investment.

In each instance, each of the share purchasers had access to sufficient information regarding the Company so as to allow them to make an informed investment decision. More specifically, each purchaser acknowledged that, among other things, the following:

1.	that they had the ability to bear the economic risks of investing in the shares of the Company;
2.	that they had sufficient knowledge in financial, business, or investment matters to evaluate the merits and risks of the investment;
3.	that they had a certain net worth sufficient to meet the suitability standards of the Company; and
4.	that the Company has made available to them, his counsel and his advisors, the opportunity to ask questions and that they have been given access to any information, documents, financial statements, books and records relative to the Company and an investment in the shares of the Company.

Accurate Locators

None

Principal Accountant Fees and Services

Anton & Chia, CPAs (“Anton”), Accurate Locators’ independent public accountants, billed Accurate Locators aggregate audit fees of approximately $30,000 for professional services rendered for the audit of its annual financial statements for the periods ended October 31, 2012 and 2011 and the review for the three months ended January 31, 2013 and 2012.

Wayne Good, Accurate Locators chief executive officer and chief financial officer, was directly responsible for interviewing and retaining the independent accountant, considering the accounting firm’s independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant.  Accurate Locators’ executive officer did not delegate these responsibilities, and pre-approved 100% of the services described above.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The controlling shareholders of the Company are as follows:

Name	Shares Owned	Percentage Owned
Mark Flanagan, Executive VP	5,750,000	18.4%
Wayne Good, CEO	7,980,000	25.5%
Chas Radovich, President	10,032,000	32.0%
Eric P. Stoppenhagen, Director and CFO	349,000	1.1%

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06    Change in Shell Company Status

The Company has ceased being a shell company as defined in Rule 12b-2. Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

The audited financial statements of Accurate Locators for the fiscal years ended October 31, 2012 and 2011 are incorporated herein by reference to Exhibit 99.1 to this Current Report.  The unaudited financial statements of Accurate Locators for the three months ended January 31, 2013 and 2012 are incorporated herein by reference to Exhibit 99.2 to this Current Report.

(b)           Pro forma financial information.

The Registrant acquired Accurate Locators in a merger in which Merger Corporation, an Oregon corporation and wholly-owned subsidiary of the company merged with and into Accurate Locators, all holdings of Accurate Locators then outstanding shares for comparable securities of our company; and approximately 95% of the beneficial ownership of our shares (on a fully-diluted basis) were owned by Accurate Locators’ former stockholders.  Additionally, Imaging Locators was contributed to the Registrant and is now a wholly-owned subsidiary. Immediately prior to the Merger on June 13, 2013, we had no material operations, assets, or liabilities.  Accordingly, for all meaningful purposes the Audited Financial Statements for Accurate Locators which are filed with this Current Report on Form 8-K comprise our pro forma financials as well.  Preparation of independent, unaudited pro forma financials other than the Financial Statements filed herewith would have imposed a substantial burden upon our company as the surviving entity at this time without any meaningful additional disclosure.

(c)           Shell company transactions.

Reference is made to the disclosure set forth under Item 9.01(a) and 9.01(b) of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

(d)           Exhibits.

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Hill Resources, Inc.

Date: September 23, 2013	By:	/s/ Wayne Good
Wayne Good
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Merger Agreement dated May 31, 2013. Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2013.

10.1	Assignment and License Agreement dated May 31, 2013.

10.2	Employment Agreement of Wayne Good.

10.3	Employment Agreement of Mark Flanagan.

10.4	Revised Employment Agreement of Chaslov Radovich.

10.5	Secured Promissory Note dated September 18, 2012, among Verdad Telecom, Inc. and Gold Hill Resources, Inc. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2012.

10.6	Security Agreement dated September 18, 2012, among Verdad Telecom, Inc. and Gold Hill Resources, Inc. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2012.

21.1	Subsidiaries of the Registrant.

99.1	Combined Financial statements of Accurate Locators, Inc., an Oregon corporation, for the years ended October 31, 2012 and 2011.

99.2	Combined Financial statements of Accurate Locators, Inc., a Oregon corporation, for the three months ended January 31, 2013 and 2012.